                                 Exhibit 10(s)
                                 -------------


             Employment Agreement dated August 1, 1995, between
                  Scotts Europe B.V. and Laurens J.M. de Kort
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                   EMPLOYMENT AGREEMENT FOR MANAGING DIRECTOR
                   ------------------------------------------


The undersigned:

The company with limited liability SCOTTS EUROPE B.V., whose registered corporate office is located at Heerlen, The Netherlands, with respect to this matter lawfully represented by Robert A. Stern Vice President, Human Resources, having been given power of attorney by Scotts Sierra Horticultural Products Company (Marysville, Ohio, USA), as its sole shareholder, hereinafter referred to as "The Company"

and

LOUIS DE KORT, residing at Westeinde 56, 5141 AD Waalwyk, The Netherlands, hereinafter referred to as "De Kort",

WHEREAS:

Effective 7th of September 1982. De Kort entered the employment of The Company and effective July 1, 1994 he has been appointed as managing director (statutair directeur) under the articles of associates of The Company. The parties hereto wish to lay down the employment agreement between De Kort and The Company in this written agreement.

HAVE AGREED AS FOLLOWS:

1.  Function and term
    -----------------

        1.1. The Company hereby appoints De Kort and De Kort hereby accepts the appointment and agrees to serve as managing director under the articles of association of Scotts Europe B.V. with effect from July 1, 1994. De Kort is entitled to use the title "Vice President Europe, Middle East, Africa."

        1.2. De Kort shall perform the duties and exercise the powers and functions which from time to time may be assigned to him by The Company. The tasks of De Kort shall, in particular, include but not be limited to the management of the daily affairs of The Company and its subsidiaries. In particular, De Kort shall have all powers to that effect, it being understood that De Kort may need the prior approval of the Supervisory Board of The Company for the decisions and for transactions pursuant to article 10 of the articles of association of The Company.

        1.3. During his employment De Kort shall not, without written permission of (the Supervisory Board of) The Company, have - whether with or without remuneration - any jobs or positions, outside the group of companies of which The Company forms a part
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Employment Agreement for Managing Director - L. de Kort
Page 2


        1.4. The employment is entered into for an indefinite term, but shall end in any event on the last day of the month in which De Kort shall reach the age of 65. The employment may be terminated by either party subject to observance of a notice period of 6 months.

2.  Salary
    ------

        2.1. By way of remuneration for his services under this employment contract The Company will pay De Kort a base salary, payable in 12 equal monthly installments of NLG 220,000 per year. The salary shall be subject to the usual deductions for tax and social security contributions normally withheld by employers in The Netherlands and the net amount is paid by way of transfer into a bank account to be appointed by De Kort.

        2.2. Yearly, the base-salary shall be reviewed for consideration for increase. The consumer price-index as published by the Central Bureau of Statistics will be considered in the augmentation of salary.

        2.3. Holiday Pay - The salary referred to under subclause I of this article shall be deemed to be inclusive of statutory holiday pay ("vakantiegeld").


3.  Performance Bonus/Incentive
    ---------------------------

        3.1. De Kort is eligible for a performance bonus of 30% of his base salary should The Company achieve its objective and should De Kort successfully meet his individual goals. A copy of the incentive plan is attached to this Agreement.


4.  Pension
    -------

        4.1. De Kort will continue to participate in the collective pension scheme of The Company and The Company will continue to pay the premium as Agreed upon and is entitled to withhold a premium in the amount of 5% of the basis on which the pension is calculated from De Kort through monthly installments.
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Employment Agreement for Managing Director L. de Kort
Page 3


5.  Expenses and Car
    ----------------

        5.1. The Company shall reimburse De Kort such reasonable traveling, hotel and other out of pocket expenses as shall from time to time be properly incurred by him in the course of the employment upon production by De Kort of all supporting vouchers and receipts.

        5.2. To assist De Kort in performing his duties hereunder, The Company shall provide him with a motor car in accordance with the current company vehicle policy. All operating expenses of the car will be borne by The Company.

6.  Insurances
    ----------

        6.1. The Company shall make a contribution of a maximum of 50% of the premium related to a private medical insurance policy maintained by De Kort.

        6.2. The Company has covered the risk of incapacity by an insurance covering 100% of the difference between the lost salary on one side and the maximum daily allowance as per the Law on Incapacity on the other side. The premium of this insurance will be for 40% for the account of The Company and for 60% for De Kort's account.

        6.3. In case of incapacity of De Kort The Company will pay a supplementary allowance up to the level of the base salary under article 2.1, with a maximum length of one year. In the event the above incapacity shall be or appear to be caused by actionable negligence of one or more third parties in respect of which damages are or may be recoverable, De Kort shall not be entitled to any salary payments during his incapacity. Instead, De Kort shall receive advance payments up to the level as outlined in the first paragraph of this article and De Kort shall immediately assign his claim against such third party to The Company.

        6.4. The Company will continue the payment for the life insurance/accident insurance taken out on behalf of De Kort.

        6.5. The Company will pay the insurance allowance (A.O.V.) above the value of the incapacity as per Dutch law, as stated in the insurance policy from Scotts Europe B.V.

               This is according to the general labor condition of Scotts Europe B.V.
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Employment Agreement for Managing Director - L. de Kort
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        6.6.   Scotts Europe will pay an additional premium not to exceed NLG
               25,000 net premium cost/year as adjusted in subsequent years for the official inflation rate as published by the Dutch government to provide for pension and other insurance coverage in excess of these coverages on base salary. In no case will coverage be provided in excess of target (base salary and annual bonus) income amounts.


7.  Vacation
    --------

        7.1. In addition to the usual Dutch public holidays and normal days of closure of The Company De Kort shall be entitled in each calendar year to 30 working days holiday at full salary to be taken at such reasonable time or times as may be agreed with (the Supervisory Board of) The Company.


8.  Secrecy
    -------

        8.1. During his employment as well as after termination thereof De Kort shall maintain strict secrecy concerning everything that has come to his knowledge in his capacity of managing director of The Company and the companies and/or business associated with it. The duty of secrecy includes all information obtained by De Kort in his capacity of managing director of The Company from customers or other relations of The Company and the companies and/or businesses associated with The Company.

9.  Termination
    -----------

        9.1. For the purpose of calculating termination compensation, Target Income includes and is limited to the base salary in effect at the time of notification of termination and the annual performance bonus percentage of that base salary.

        9.2. In case of termination of the employment before De Kort will have reached pensionable age by or at the request of The company, which is not entirely or mainly caused by acts or omissions of De Kort, as for example in the case of dissolution of The Company, merger, take over or reorganization resulting in a substantive impact on the actual responsibility, authority and/or scope of the work of De Kort, at the discretion of The Company, the Company shall pay compensation to De Kort. This compensation is equal to 2.5 times the Target Income in effect at the time that De Kort is notified of his termination.
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Employment Agreement for Managing Director - L. de Kort
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        9.3.   In the event that the employment of De Kort is terminated by him or at his own request based on a substantive impact on the actual responsibility, authority and/or scope of the work of De Kort as a result of merger, take over or reorganization of The Company, The Company will pay De Kort a compensation of one year's Target Income.

        9.4. Upon termination of the employment for whatever reason De Kort shall deliver to The Company all books, documents, papers, material and other property related to the business of The Company which may then be in his possession or under his control and shall not at any time represent himself in any way connected with the business of The Company and shall not at any time either on his own account or for any other person, firm or company endeavour to entice away from The Company or its subsidiaries any employee of The Company or its subsidiaries.


10.  Miscellaneous
     -------------

        10.1. The various provisions of this contract are severable and if any court of competent jurisdiction hereof shall hold any provision invalid or unenforceable then such invalidity or unenforceability shall not affect the remaining provisions of this contract.

        10.2. This contract shall be governed by the laws of The Netherlands and the parties hereto submit themselves to the exclusive jurisdiction of the Dutch courts.

        10.3.  Signed in duplicate at De Meern the 1st day of August 1995.

        The Company                                  The Employee

        /s/ Robert A. Stern                          /s/ Louis De Kort
        -------------------                          -----------------

                          1995 SCOTTS EUROPE INCENTIVE
                                       FOR
                                SENIOR MANAGEMENT


Base Period - October 1, 1994 to September 30, 1995

Incentive Payment (%)
      30% of base salary, of which:
          80% of incentive based on Scotts Europe performance
          20% of incentive based on The Scotts Company performance

100% of Payment - based on 108% of 1994 EBIT* for Scotts Europe B.V.

     Target**
(100% = '94 EBIT + 8%)                                  % Incentive Payment
----------------------                                  -------------------
       0                                                         0
      79                                                         0
      80                                                        60
      90                                                        80
     100                                                       100
     110                                                       120
     120                                                       140
     125                                                       150
     126                                                       151
     130                                                       155
     140                                                       165


Will include currency translation gains/losses within the Scotts Europe organization, but not related to U.S. Guilder translation.

EBIT will be stated in Dutch guilders and will not include unusual charges or gains that are based on the following items, but not limited to:

o    Unexpected/unforecasted cross charges from The Scotts Company

o    Expenses/investments required by The Scotts Company which were unplanned.

*Will include currency translations gains/losses within the Scotts Europe organization but not related to US-Guilder translation.

**Target which falls between the ranges above will be determined by interpolation.